SquareTwo Financial Reports Solid First Quarter 2013 Financial Results

DENVER, May 9, 2013 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today reported consolidated financial results for the quarter ended March 31, 2013.

“We are pleased to report that SquareTwo Financial generated solid financial results in the first quarter of 2013. They were in-line with what we expected to achieve in this environment,” said president and CEO, Paul A. Larkins. "We credit the company's positive performance to our intense focus on compliance, our unique and flexible business model, and our continued concentration on providing a superior customer experience.”

For the quarter ended March 31, 2013:

•	Cash proceeds on purchased debt were $146.9 million, a 4.2% decrease from the $153.4 million in the first quarter of 2012.

•
Investment in purchased debt was $62.3 million, to purchase $794.0 million in face value of debt, compared to $72.5 million to purchase $905.3 million in face value of debt in the first quarter of 2012. The total investment in purchased debt was a $10.2 million decrease from the first quarter of 2012.

•	Revenue recognized on purchased debt, net was $89.1 million, an increase of $11.3 million from the $77.9 million recognized in the first quarter of 2012.

•
Costs to collect purchased debt including court costs were $59.5 million, or 41.8% of collections for the quarter. This was an increase of 290 basis points from the first quarter of 2012. Costs to collect excluding court costs were $48.8 million, or 34.3% of collections, which represented an increase of 99 basis points from the first quarter of 2012.

•	EBITDA was $17.7 million, compared to $13.0 million in the first quarter of 2012.

•	Net income was $3.3 million, compared to a net loss of $2.1 million in the first quarter of 2012.

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Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $78.8 million, a 14.1% decrease from the $91.7 million in the first quarter of 2012.

The following table summarizes our results of operations for the quarter ended March 31, 2013:

Quarter Ended
March 31,
2013
Total revenues	$89,387
Total operating expenses	71,360
Operating income	18,027
Total other expense	14,047
Income before income taxes	3,980
Income tax expense	(650)
Net income	$3,330

The following table represents cash generated by operating activities, less operating and other cash expenses, resulting in Adjusted EBITDA:

Quarter Ended
March 31,
Adjusted EBITDA ($ in thousands)	2013
Voluntary, non-legal collections	$83,326
Legal collections	53,503
Other collections(1)	5,479
Sales & recourse	4,565
Contribution of other business activities(2)	3,101
Total inflows	149,974

Collection expenses on:
Purchased debt	46,457
Contingent debt	3
Court costs, net	10,303
Other direct operating expenses	2,388
Salaries, general and administrative expenses	10,295
Other(3)	2,643
Total outflows	72,089
Adjustments(4)	891
Adjusted EBITDA	$78,776

(1)	Other includes collections and court cost recoveries on commercial, student loan, and medical accounts.

(2)	Includes royalties on purchased debt, revenues on contingent debt, and other revenue.

(3)	Represents certain other items consistent with our debt covenant calculation.

(4)
Consistent with the covenant calculations within our revolving credit facility, adjustments include the non-cash expense related to option grants of Parent’s equity granted to our employees, directors and franchisees, franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

The following table reconciles Net Income to Adjusted EBITDA:

Quarter Ended
March 31,
Reconciliation of Net Income to Adjusted EBITDA ($ in thousands)	2013
Net income	$3,330
Interest expense	11,778
Interest income	(15)
Income tax expense	650
Depreciation and amortization	1,914
EBITDA	17,657
Adjustments related to purchased debt accounting
Proceeds recorded as reduction of carrying value(1)	61,505
Amortization of step-up of carrying value(2)	107
Change in valuation allowance(3)	(1,384)
Certain other or non-cash expenses
Stock option expense(4)	34
Other(5)	857
Adjusted EBITDA	$78,776

(1)	Cash proceeds applied to the carrying value of purchased debt rather than recorded as revenue.

(2)	Non-cash amortization of a step-up in the carrying value of certain purchased debt assets related to purchase accounting adjustments resulting from the 2005 acquisition of SquareTwo by CA Holding.

(3)	Represents changes in non-cash valuation allowances on purchased debt.

(4)	Represents the non-cash expense related to option grants of CA Holding's equity granted to certain employees, directors and franchisees.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

The following table reconciles net cash provided by operating activities to Adjusted EBITDA:

Quarter Ended
Reconciliation of Cash Flow from Operations to Adjusted EBITDA ($ in thousands)	March 31,
2013
Net cash used in operating activities	$(9,284)
Proceeds recorded as reduction of carrying value(1)	61,505
Interest expense to be paid in cash(2)	10,869
Interest income	(15)
Other non-cash expense	(1,192)
Changes in operating assets and liabilities and deferred taxes:
Restricted cash(3)	17,043
Other operating assets and liabilities and deferred taxes(4)	(1,657)
Income tax expense	650
Other(5)	857
Adjusted EBITDA	$78,776

(1)	Cash proceeds applied to the carrying value of purchased debt are shown in the investing activities section of the consolidated statements of cash flows.

(2)	Represents interest expense, excluding non-cash amortization of loan origination fees and debt discount.

(3)	Represents the change in restricted cash balances for the period due to the timing of payments on our lines of credit and semi-annual interest payments on our Second Lien Notes.

(4)	The amount represents timing differences due to the recognition of certain expenses and revenue items on a cash versus accrual basis.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes franchise note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management L.P., certain transaction expenses, executive recruitment, and severance expense.

Additional Financial Information:

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In the quarter ended March 31, 2013, the Company reversed net non-cash valuation allowances of $1.4 million on its purchased debt assets. Comparatively, the Company recorded non-cash valuation allowance charges of $2.6 million in the quarter ended March 31, 2012.

Conference Call

The Company will hold a conference call today at 8:30 AM Mountain time/ 10:30 AM Eastern time to discuss our first quarter 2013 results. Please download our Q1 2013 Financial Results Presentation which is located under the “About Us” header within the “Investor Relations” section of our website, www.squaretwofinancial.com.

Members of the public are invited to listen to the event. To access the live telephone conference line, please dial 877-522-6079 for domestic access, and 706-643-9734 for international access. Please reference conference ID #41952619 for the call.

For those who cannot listen to the live broadcast, a replay will be available shortly thereafter within the Investor Relations section of the Company's website.

Non-GAAP Financial Measures

Adjusted EBITDA, as presented in this report, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the U.S. (“GAAP”). This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity.
Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization (including amortization of the carrying value on our purchased debt), as adjusted by several items discussed more fully in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q as of March 31, 2013. Adjusted EBITDA generally represents cash proceeds on our owned charged-off receivables plus the contribution of our other business activities less operating expenses (other than non-cash expenses, such as depreciation and amortization) as adjusted. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.
We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. We believe Adjusted EBITDA is representative of our cash flow generation that can be used to purchase charged-off receivables, pay down or service debt, pay income taxes, and for other uses. We believe that Adjusted EBITDA is frequently used by investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Our board of directors and management use Adjusted EBITDA to measure our performance, and our current management incentive compensation plans are based largely on Adjusted EBITDA. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this report may not comply with these rules. The reader is cautioned not to place undue reliance on Adjusted EBITDA and ERP.
The information in this subsection is a summary and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and footnotes in our 10-Q as of March 31, 2013.